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                                                                     EXHIBIT 3.9


                           ARTICLES OF INCORPORATION

                                       OF

                            FABRITEK LA ROMANA, INC.

                                    --------

     FIRST.    The name of the corporation is

                   FABRITEK LA ROMANA, INC.


     SECOND.   The address of its registered office in the state of Mississippi is 503 Yorkville Industrial Park South, in the City of Columbus, County of Lowndes. The name of its registered agent at such address is Billy W. Daffron.

     THIRD.    The nature of the business or purposes to be conducted or
promoted is:

     (a)  To manufacture medical and surgical supplies and products, and

     (b) To possess and exercise all the powers and privileges granted by the Mississippi Business Corporation Act or by any other law of Mississippi or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

     FOURTH.   All such shares are to have a par value and are
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classified as one thousand (1,000) shares of Common Stock and the par value of each such share of such class is One Dollar ($1.00). There shall be no preferred stock.

     The designations and the powers and relative, participating, optional or other special rights, and qualification, limitations and restrictions thereof, of the class of stock of the corporation are as follows:

     No stockholder shall be entitled, as a matter of right, to subscribe for, purchase or receive any shares of the capital stock of this corporation, or any warrants, options or other rights to purchase or subscribe for any such shares, which the corporation may issue or sell, or the bonds, debentures, notes or other securities which the corporation may issue or sell, that shall be convertible into or exchangeable for any such shares, whether in any manner the shares are presently or hereafter authorized or held in the corporation's treasury or otherwise, but any and all of the foregoing may be issued or disposed of by the Board of Directors to such persons, firms or corporations, and upon such terms, as they in their absolute discretion may deem advisable.

     The designations and powers, rights, and the qualifications, limitations or restrictions of said stock shall be stated and expressed in the resolution or resolutions by the Board of Directors pursuant to authority hereby vested in the Board of Directors.
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                                       3

     FIFTH.    The name and mailing address of each incorporator is as follows:

     NAME                     MAILING ADDRESS
     ----                     ---------------
Sandra P. DePriest            503 Yorkville, Industrial Park South
                              Columbus, Mississippi 39702

Billy W. Daffron              503 Yorkville, Industrial Park South
                              Columbus, Mississippi 39702

Donald R. DePriest            503 Yorkville, Industrial Park South
                              Columbus, Mississippi 39702

     SIXTH.    The period of duration of this corporation is and shall be for ninety-nine (99) years.

     SEVENTH. The number of Directors constituting the initial Board of Directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as the Directors until the first (1st) annual meeting of shareholders or until their successors are elected and shall qualify are:

     NAME                     MAILING ADDRESS
     ----                     ---------------
Donald R. DePriest            503 Yorkville, Industrial Park South
                              Columbus, Mississippi 39702

Henry T. DeHart               503 Yorkville, Industrial Park South
                              Columbus, Mississippi 39702

Sandra P. DePriest            503 Yorkville, Industrial Park South
                              Columbus, Mississippi 39702

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                                       4

     We, THE UNDERSIGNED, being the incorporators hereintofore named, for the purpose of forming a corporation pursuant to the Mississippi Business Corporation Law do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hand this 30th day of November, 1988.

                                                  Sandra P. DePriest
                                                  ------------------------------
                                                  SANDRA P. DEPRIEST


                                                  Billy W. Daffron
                                                  ------------------------------
                                                  BILLY W. DAFFRON


                                                  Donald R. DePriest
                                                  ------------------------------
                                                  DONALD R. DEPRIEST



STATE OF MISSISSIPPI)
                    )
COUNTY OF LOWNDES   )

     This day personally appeared before me, the undersigned authority Sandra
P. DePriest, Billy W. Daffron, Donald R. DePriest incorporators of the corporation known as Fabritek La Romana, Inc. who acknowledged that they signed and executed the above and foregoing Articles of Incorporation as their act and deed on this the 30th day of November, 1988.


                                                  Donna Gunnels
                                                  ------------------------------
                                                  NOTARY PUBLIC

MY COMMISSION EXPIRES:
       4/7/92
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